Exhibit 99.1 ANNUAL INVESTOR DAY March 30, 2022

ANNUAL INVESTOR DAY March 30, 2022

FORWARD-LOOKING STATEMENTS – DISCLAIMER This presentation contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: statements regarding Crane’s and the ultimate spin-off company’s (“SpinCo”) portfolio composition and their relationship following the business separation; the anticipated timing, structure, benefits, and tax treatment of the spin-off; benefits and synergies of the spin-off; strategic and competitive advantages of each of Crane and SpinCo; future financing plans and opportunities; and business strategies, prospects and projected operating and financial results. In addition, there is also no assurance that the spin-off will be completed, that Crane’s Board of Directors will continue to pursue the spin-off (even if there are no impediments to completion), that Crane will be able to separate its businesses or that the spin-off will be the most beneficial alternative considered. We caution investors not to place undue reliance on any such forward-looking statements. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: changes in global economic conditions (including inflationary pressures) and geopolitical risks, including macroeconomic fluctuations that may harm our business, results of operation and stock price; the effects of the ongoing coronavirus pandemic on our business and the global and U.S. economies generally; information systems and technology networks failures and breaches in data security, personally identifiable and other information, non-compliance with our contractual or other legal obligations regarding such information; potential exposure from numerous lawsuits for asbestos- related personal injury; our ability to source components and raw materials from suppliers, including disruptions and delays in our supply chain; demand for our products, which is variable and subject to factors beyond our control; governmental regulations and failure to comply with those regulations; fluctuations in the prices of our components and raw materials; loss of personnel or being able to hire and retain additional personnel needed to sustain and grow our business as planned; risks from environmental liabilities, costs, litigation and violations that could adversely affect our financial condition, results of operations, cash flows and reputation; risks associated with conducting a substantial portion of our business outside the U.S.; being unable to identify or complete acquisitions, or to successfully integrate the businesses we acquire, or complete dispositions, including the disposition of our Engineered Materials segment; adverse impacts from intangible asset impairment charges; potential product liability or warranty claims; being unable to successfully develop and introduce new products, which would limit our ability to grow and maintain our competitive position and adversely affect our financial condition, results of operations and cash flow; significant competition in our markets; additional tax expenses or exposures that could affect our financial condition, results of operations and cash flows; inadequate or ineffective internal controls; risks related to our holding company proposal to be voted on by Crane’s stockholders at Crane’s 2022 annual stockholder meeting, which are further described in the section entitled “Risk Factors Related to the Holding Company Proposal” in the preliminary Form S-4 registration statement filed on March 1, 2022 by our wholly-owned subsidiary, Crane Holdings, Co. (the “Crane Holdings Registration Statement”); specific risks relating to our reportable segments, including Aerospace & Electronics, Process Flow Technologies, Payment & Merchandising Technologies and Engineered Materials; the ability and willingness of Crane and SpinCo to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the spin-off and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that we expect to achieve from the spin-off. 3

FORWARD-LOOKING STATEMENTS – DISCLAIMER Readers should carefully review Crane’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Crane’s Annual Report on Form 10-K for the year ended December 31, 2021 and the section entitled “Risk Factors Related to the Holding Company Proposal” in the Crane Holdings Registration Statement and the other documents Crane and its subsidiaries (including Crane Holdings, Co.) file from time to time with the SEC. Readers should also carefully review the “Risk Factors” section of the registration statement relating to the business separation, which is expected to be filed by SpinCo with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to diﬀer materially from those contained in the forward-looking statements. These forward-looking statements reflect management’s judgment as of this date, and Crane assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances. We make no representations or warranties as to the accuracy of any projections, statements or information contained in this document. It is understood and agreed that any such projections, targets, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond our control, that no assurance can be given that any particular financial projections ranges, or targets will be realized, that actual results may differ from projected results and that such differences may be material. While all financial projections, estimates and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to diﬀer materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this presentation should not be regarded as an indication that we or our representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events. 4

TODAY’S KEY MESSAGES AND THEMES § We are driving accelerating growth § Building on record 2021 results § Journey continues with separation into two companies 5

TODAY’S KEY MESSAGES AND THEMES § We are driving accelerating growth § Building on record 2021 results § Journey continues with separation into two companies § Each will retain the best of Crane while separately optimizing their strategies to drive shareholder value Continued focus on long-term sustainable value creation for all stakeholders 6

AGENDA TIME TOPIC PRESENTER 8:30-8:35 Welcome and Introductions Jason Feldman 8:35-8:55 Strategic Overview Max Mitchell 8:55-9:05 Financial Overview Rich Maue 9:05-9:15 Crane NXT Financial Overview Jason Feldman 9:15-9:30 Crane Payment Innovations (CPI) Kurt Gallo 9:30-9:45 Crane Currency Sam Keayes 9:45-10:00 Q&A for Crane NXT 10:00-10:15 Break 10:15-10:25 Crane Co. Financial Overview Jason Feldman 10:25-10:50 Process Flow Technologies Alex Alcala 10:50-11:00 Q&A for Process Flow Technologies 11:00-11:30 Aerospace & Electronics John Higgs 11:30-11:40 Q&A for Aerospace & Electronics 11:40-12:00 Conclusion and General Q&A Max Mitchell 7

STRATEGIC OVERVIEW Max Mitchell President and Chief Executive Officer, Crane Co.

AGENDA § Separation Overview § Our Journey § Where We are Today § Where We are Headed 9

WELL POSITIONED FOR SEPARATION Payment & Merchandising Aerospace & Electronics Process Flow Technologies Technologies Strong track record of delivering consistent and differentiated execution 10

TWO BEST-IN-CLASS INDUSTRIAL TECHNOLOGY LEADERS

CRANE

- Aerospace & Electronics and Process Flow Technologies
- ~$1.9 billion sales in a $20+ billion market
- ~18.5% pre-corporate Adjusted EBITDA margin* (2022G)
- Ticker "CR" on NYSE
- Led by Max Mitchell (CEO) and Rich Maue (CFO)
- ~7,000 associates
- Headquartered in Stamford, CT

CRANE NXT

- Crane Payment Innovations (CPI) and Crane Currency
- ~$1.4 billion sales in a $7+ billion market
- ~28% pre-corporate Adjusted EBITDA margin* (2022G)
- Ticker "CXT" on NYSE
- CEO and CFO search underway
- ~4,000 associates
- Headquartered in Mount Prospect, IL

* Please see Non-GAAP Explanation for details.

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CRANE

STRATEGIC RATIONALE FOR SEPARATION § Deeper operational focus, accountability and flexibility to meet customer requirements § Increased operating and financial flexibility to pursue growth opportunities § Tailored capital allocation strategies § Will attract a shareholder base aligned with each business’ distinct value proposition § Enhanced ability to pursue accretive M&A opportunities with independent equity currencies for each business Separation will create two pure-play companies, each better positioned to deliver long-term growth and sustainable value creation for all stakeholders 12

FINANCIAL RATIONALE FOR SEPARATION Valuation Discount vs. Peers Above average EV/EBITDA (Next 12-Months) discount vs. 7.0x industrial peers 6.0x 5.0x 4.0x Long-term average discount 3.0x 2.0x 1.0x 0.0x 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Current valuation does not reflect strength of each business & differentiated execution Source: FactSet as of March 15, 2022. Industrial Peer data is the average multiple for the constituents of the S&P Midcap 400 Capital Goods Index and the constituents of the “Compensation Peer Group for 2021” listed in Crane’s 13 2022 Proxy Statement/Prospectus.

TIMING IS RIGHT FOR SEPARATION TODAY § Business stronger than ever − Record financial results in 2021 − End markets poised for accelerated growth − Accelerating momentum with growth strategies and initiatives § Scale and balance sheet strength to create separate companies with financial flexibility § Consolidation in our end markets is accelerating − Better positioned to participate with distinct balance sheets and equity currencies § Investors increasingly rewarding simpler, focused companies § Crane Business System and our unique culture firmly ingrained throughout both businesses We have the scale, financial strength and capabilities to separate today 14

SEPARATING INTO TWO PUBLIC COMPANIES Continued focus on long-term, sustainable value creation for all stakeholders 15

STRATEGIC INTENTIONALITY ENABLED SEPARATION 2003 Sales 2014 Sales 2018 Sales 2020 Sales ($155M) ($712M) ($1,257M) ($1,105M) P&MT P&MT P&MT P&MT Payment & Merchandising segment now large enough to enable separation 16

EXECUTION ON M&A CREATED FINANCIAL FLEXIBILITY TO ENABLE SEPARATION Payment & Merchandising Technologies adjusted operating margin* 600 bps of D&A ~28% EBITDA COVID 22.6% 22.0% 20.5% 17.9% 17.4% 16.2% 15.1% 12.8% 12.3% 11.2% 10.7% 10.3% 10.1% 8.0% 7.8% 7.0% 7.0% 6.1% 5.9% 1.8% 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022G Payment & Merchandising segment now large enough to enable separation 17 * Excludes Special Items. Please see non-GAAP Financial Measures tables for details.

POST-SEPARATION BUSINESS HIGHLIGHTS Crane Currency and Crane Aerospace & Electronics Process Flow Technologies Payment Innovations 18

CRANE CO. HIGHLIGHTS 2022G Adjusted Operating Profit* § Highly-engineered, technology-differentiated products for large ($20+ billion) and attractive markets § Respected brands and leadership positions Aerospace & § Mission-critical, high cost of failure applications Electronics 40% with ~40% of revenue from aftermarket sales Process Flow Technologies 60% § Favorable secular trends and poised for post- COVID recovery § Consistent high levels of investment in R&D and new product development 19 * Excludes Special Items. Please see non-GAAP Financial Measures tables for details.

CRANE CO. HIGHLIGHTS § Highly-engineered, technology-differentiated products for large ($20+ billion) and attractive markets § Respected brands and leadership positions § Mission-critical, high cost of failure applications with ~40% of revenue from aftermarket sales § Favorable secular trends and poised for post- COVID recovery § Consistent high levels of investment in R&D and new product development 20

CRANE CO. HIGHLIGHTS § Highly-engineered, technology-differentiated products for large ($20+ billion) and attractive markets § Respected brands and leadership positions § Mission-critical, high cost of failure applications with ~40% of revenue from aftermarket sales § Favorable secular trends and poised for post- COVID recovery § Consistent high levels of investment in R&D and new product development 21

CRANE CO. HIGHLIGHTS § CBS firmly ingrained across both platforms § Fragmented end markets with robust M&A pipeline § Strong balance sheet to support organic and inorganic strategic growth objectives, while providing a dividend in-line with peers 22

CRANE NXT HIGHLIGHTS § Premier industrial technology business with significant 2021 Sales scale, best-in-class margin profile, and strong free cash flow generation § Broad portfolio and technology leadership for large ($7+ billion) and attractive end markets Crane § Aligned with long-term secular market drivers including Currency security and automation 40% Crane Payment § Strong balance sheet to support continued organic Innovations 60% investments, value-enhancing bolt-on acquisition, and a competitive dividend § Successful track record leveraging CBS to execute on M&A; synergies consistently exceed expectations 24

CRANE NXT HIGHLIGHTS § Premier industrial technology business with significant scale, industry leading margins, and free cash flow generation § Broad portfolio and technology leadership for large ($7+ billion) and attractive end markets § Aligned with long-term secular market drivers including security and automation § Strong balance sheet to support continued organic investments and value-enhancing bolt-on acquisitions alongside a competitive dividend § Successful track record leveraging CBS to execute on M&A; synergies consistently exceed expectations 25

AGENDA § Separation Overview § Our Journey § Where We are Today § Where We are Headed 26

IT’S BEEN A JOURNEY… Adjusted Operating Margin* Since CBS Formalized COVID 16.5% 15.8% 15.2% 14.4% 14.3% 14.3% 14.1% 13.5% 13.3% 12.9% 12.0% 10.7% 10.8% 10.3% 10.3% 10.1% 9.3% 8.7% 8.2% 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022G* 27 * Adjusted Operating Margin for Aerospace & Electronics, Process Flow Technologies, and Payment & Merchandising Technologies excluding Special Items. Please see non-GAAP Financial Measures tables for details.

…ENABLED THROUGH NUMEROUS ACQUISITIONS Deployed over $2 billion on acquisitions since 2010 28

ACCELERATING RESULTS FROM ORGANIC INVESTMENTS New Product Development Breakthrough Innovation Technology Investment Localization Commercial Excellence Incoming Sales Order Customer POs Created in the ERP System 29

AGENDA § Separation Overview § Our Journey § Where We are Today § Where We are Headed 30

RECORD FINANCIAL RESULTS 2019 2020 2021 Sales $3,283 $2,772 $3,180 Adjusted Operating Profit* $494 $300 $501 Adjusted Operating Margin* 15.0% 10.8% 15.8% Adjusted EPS* $6.02 $3.53 $6.55 Free Cash Flow** $325 $251 $415 Record Results * Excludes Special Items. 2020 and 2021 presented on a Continuing Operations basis. Please see non-GAAP Financial Measures tables for details. 31 ** Free Cash Flow is defined as Cash Provided by Operating Activities, less Capital Spending. 2020 and 2021 presented on a Continuing Operations basis. Please see non-GAAP Financial Measures tables for details.

POSITIONED FOR THE FUTURE Payment & Merchandising Aerospace & Electronics Process Flow Technologies Technologies 32

THEMES FROM 2021 CONTINUE TO PLAY OUT AS EXPECTED Strong market recovery ü Accelerating organic growth investment results ü Alignment with secular trends ü Growing opportunities for M&A ü 33

BUILDING ON A STRONG FOUNDATION Ethical culture ü Philanthropy, Sustainability ü and Equality Crane Business System ü Each business has the policies, processes and governance tools in place to execute on these foundational pillars 34

ETHICS AT THE CORE OF OUR CULTURE I am resolved to conduct my business in the strictest honesty and fairness; to avoid all deception and trickery; to deal fairly with both customers and competitors; to be liberal and just toward employees; and to put my whole mind upon the business. Resolution Made by Richard Teller Crane Founder of Crane Co., on July 4, 1855 35

AGENDA § Separation Overview § Our Journey § Where We are Today § Where We are Headed 36

SEPARATING INTO TWO PUBLIC COMPANIES Continued focus on long-term, sustainable value creation for all stakeholders 37

FINANCIAL OVERVIEW Rich Maue Senior Vice President and Chief Financial Officer

RECORD FULL YEAR 2021 FINANCIAL RESULTS $ Millions except per-share amounts FY 2021 FY 2020 Change Sales* $3,180 $2,772 +15% Operating Profit** $501 $300 +67% Operating Margin** 15.8% 10.8% +500 bps Earnings per Share from Continuing Operations** $6.55 $3.53 +87% Free Cash Flow from Continuing Operations*** $415 $251 +65% Record Results Additional Details FY 2021 FY 2021 Core Growth +12.0% Diluted EPS: GAAP $6.66 Acquisitions* +0.2% Special Items, net ($0.11) FX Translation +2.5% Total Sales Change +14.7% Diluted EPS: Non-GAAP $6.55 * Includes $10.2 million of acquisition-related deferred revenue in FY 2020. Please see non-GAAP Financial Measures tables for details. ** Excludes Special Items. Please see non-GAAP Financial Measures tables for details. 39 *** Free cash flow is defined as cash provided by operating activities less capital spending. Please see non-GAAP Financial Measures tables for details.

CBS DRIVES CONSISTENT, DIFFERENTIATED EXECUTION Achieved record results despite: § COVID § Supply chain disruptions § Severe inflation § Labor market challenges Management cadence and disciplined execution drives differentiated execution 40

SOLIDLY ON-TRACK TO ACHIEVE 2022 GUIDANCE

$ Millions except per share amounts	2022G	2021	Change***
Net Sales	$3,300	$3,180	+4%
Earnings per Share from Continuing Operations*	$7.00-$7.40	$6.55	+10%
Free Cash Flow from Continuing Operations**	$350-$390	$415	(11%)

	2022G
Core Growth	+4% to +6%
Acquisitions	--
FX Translation	(1.5%)
Total Sales Change	+3.5%

Other 2022 Guidance Details

- Adjusted tax rate of ~21%
- Corporate expense of ~$75 million
- Non-operating expense, net of ~$26 million
- Diluted share count of ~57 million
- Capital expenditures of $60 million

* Excludes Special Items. Please see non-GAAP Financial Measures tables for details.
** Free Cash Flow is defined as Cash Provided by Operating Activities, less Capital Spending. Please see non-GAAP Financial Measures tables for details.
*** Reflects midpoint of guidance range.

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CRANE

CYCLICAL & SECULAR RUNWAY FOR GROWTH BEYOND ‘22 42

AEROSPACE & ELECTRONICS GROWTH OPPORTUNITIES Good visibility to 7%-9% sales CAGR through 2031 43

PROCESS FLOW TECHNOLOGIES GROWTH OPPORTUNITIES Momentum with new products introductions, and alignment with secular trends 44

CRANE NXT GROWTH OPPORTUNITIES Secular drivers of productivity and security, and entering new markets 45

MANAGEMENT CADENCE AND DISCIPLINED EXECUTION § Rigorous, data-driven management cadence § Continuous improvement focused § Highest integrity/commitment to quality § Empowered, customer-focused BU GMs Extreme accountability in all aspects of our business 46

STEADILY IMPROVING EARNINGS QUALITY Free Cash Conversion Free Cash Conversion (Excluding Asbestos) 120% 120% Average 111% 100% 100% (2016-2022G) Average 99% Average 99% (2016-2022G) (2010-2015) 80% 80% Average 78% 60% (2010-2015) 60% 40% 40% 20% 20% 0% 0% Strong Track Record on Operational Free Cash Flow * Free Cash Flow is defined as Cash Provided by Operating Activities less Capital Spending. Free Cash Flow conversion is defined as Free Cash Flow divided by Net Income excluding Special Items. Please see 47 non-GAAP Financial Measures tables for details. 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022G 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022G

STEADILY IMPROVING EARNINGS QUALITY Free Cash Flow* $ Millions $450 +10.5% $350 CAGR $250 $415 $370 $325 $305 $269 $267 $150 $251 $220 $210 $205 $189 $115 $113 $50 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022G** * Free Cash Flow is defined as Cash Provided by Operating Activities less Capital Spending. Please see non-GAAP Financial Measures tables for details. 48 ** Reflects midpoint of guidance range

STRONG BALANCE SHEET PROVIDES FLEXIBILITY Gross Debt to Adjusted EBITDA Net Debt to Adjusted EBITDA* (Moody’s Basis)* 1.5x 4.2x 2.4x 2.1x 0.6x <0.1x 2020 2021 2022G 2020 2021 2022G 49 * Please see non-GAAP Financial Measures tables for details.

MANAGEMENT CADENCE AND DISCIPLINED EXECUTION Maintain Investment Grade Credit Rating While Funding: Internal Investments to Drive Acquisitions to Competitive Returns Organic Growth Enhance Growth to Shareholders § Capital expenditures§ Pursuing bolt-on transactions § Competitive returns to and adjacencies across all three shareholders § Research & development segments § Sales & marketing Post-separation, capital deployment policies will align with each company’s strategy and balance sheet 50

EARLY THOUGHTS ON CRANE CO. FINANCIAL PROFILE § Flexible capital deployment policy − Can support substantial M&A for growth − Dividend in-line with peers § Strong balance sheet to support organic and inorganic strategic growth objectives, while providing a dividend in-line with peers § Corporate cost ~3% of sales at separation and then declining § Expected capital expenditure run-rate of ~2.0%-2.5% of sales (~$45 million) § Asbestos substantially offset with cash Strong financial profile provides substantial flexibility 51

EARLY THOUGHTS ON CRANE NXT FINANCIAL PROFILE § Strong balance sheet and free cash flow provides substantial flexibility − Continued investment in organic growth initiatives − Accretive acquisitions could include bolt-ons and adjacencies − Expect a robust and differentiated level of capital return Positioned for growth with flexibility to return cash 52

EARLY THOUGHTS ON CRANE NXT FINANCIAL PROFILE § Expect to repay $300 million 2023 bonds before separation § $200 million 2036 notes and $350 million 2048 notes to remain with Crane NXT − Debt primarily funded Crane NXT transactions, and long-duration highly attractive stable financing § Corporate costs ~3% of sales at separation and then declining § Expected capital expenditure run-rate ~1.5%-2.0% of sales (~$25 million) Positioned for growth with flexibility to return cash 53

ADDITIONAL SEPARATION DETAILS § Expect the transaction to be tax-free to Crane Co., and to Crane Co. U.S. shareholders § Completion is subject to certain customary conditions, including registration and listing of Crane Co. shares, and final approval of the spin-off by the Board of Directors § No shareholder approval is necessary to complete the transaction § Expect to maintain current capital deployment and dividend policy through effective date of separation § Expect after-tax, one-time separation costs to be in a range of $75 to $100 million 54

NEXT STEPS AND TIMING § Expect the separation process to take approximately 12 months to complete § Will provide additional information in Form 10 Registration Statement § Search process for Crane NXT CEO is underway, including evaluation of internal and external candidates § Board composition and extended leadership teams of both companies will be announced once finalized Expect to complete separation in approximately 12 months 55

EXCITING VALUE CREATION STORY AHEAD Continued focus on long-term, sustainable value creation for all stakeholders 56

FINANCIAL OVERVIEW Jason Feldman Vice President, Investor Relations

IMPRESSIVE STANDALONE FINANCIAL PROFILE • Strong track record of mid single digit core growth • Attractive business mix with 40%+ recurring revenue • Differentiated technology • Leading market positions in niche markets • Pre-corporate Adjusted EBITDA margin ~28%* • Ability to compound growth through M&A Substantial commonalities with mid-cap industrial technology companies 58 * Please see Non-GAAP Explanation for details.

BEST-IN-CLASS FINANCIAL METRICS

($ millions)	**2022G**
Sales	$1,395
Pre-corporate Adjusted EBITDA*	$391
% of sales	*28.0%*
Adjusted operating profit**	$307
% of sales	*22.0%*
Depreciation & amortization	$84
% of sales	*6.0%*

ADDITIONAL DETAILS

- Corporate cost ~3% of sales at separation, and then declining
- Annual capex ~1.5% to 2.0% of sales (~$25 million)

2021 Sales


Crane Currency
40%
60%
Crane Payment Innovations

Strong financial profile will support flexible capital deployment strategy

* Please see Non-GAAP Explanation for details.
** Excludes Special Items. Please see non-GAAP Financial Measures tables for details

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CRANE NXT

CRANE NXT’S HISTORY OF STRONG SALES GROWTH Crane NXT sales (as reported, $ millions) COVID 1,600 1,400 1,200 1,000 800 600 400 200 0 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022G Proven ability to drive both organic and inorganic growth 60

CRANE CURRENCY’S HISTORY OF SIGNIFICANT GROWTH Crane Currency sales ($ millions) 600 U.S. Revenue International revenue 500 400 300 200 100 0 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022G Crane currency has shown extremely strong long-term growth 61

CRANE NXT’S SOLID CORE GROWTH Crane NXT organic growth (ex-M&A / ex-FX) 19.1% Expect average 4% to 6% core growth 8.5% 6.6% 6.0% 6.0% 5.0% 1.6% COVID -18.9% 2015 2016 2017 2018 2019* 2020 2021 2022G Growth initiatives should drive further acceleration in core growth 62 * Calculation of 2019 core sales excludes $150 million of one-time sales to Venezuela in 2018 that were treated as acquired revenue in that year.

HISTORY OF STRONG OPERATIONAL EXECUTION Payment & Merchandising Technologies adjusted operating margin* 30% COVID 25% 600 bps of D&A 22.6% 22.0% 20% 20.5% 17.9% 17.4% 16.2% 15% 15.1% 12.8% 12.3% 11.2% 10% 10.7% 10.3% 10.1% 8.0% 7.8% 7.0% 7.0% 6.1% 5% 5.9% 1.8% 0% 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022G Strong incremental margins should drive further upside 63 * Excludes Special Items. Please see non-GAAP Financial Measures tables for details.

SUBSTANTIAL GROWTH OPPORTUNITIES • Broadest global portfolio • Technology leadership positions • Entering adjacent non-payment markets • Proven track record of leveraging CBS to drive margins and growth • Long history of successful M&A Substantial commonalities with mid-cap industrial technology companies 64

SIMILAR PROFILE TO SMID-CAP INDUSTRIAL TECHNOLOGY

		CRANE NXT	SMID-CAP INDUSTRIAL TECHNOLOGY
Free cash flow conversion*		~94%	86%
2022 Adjusted EBITDA margin**	28% less corporate expense	~25%	~20%
GDP+ growth		√	√
Substantial recurring revenue		√	√
Proven M&A ability		√	√
Competitive dividend		√	Variable
Strong balance sheet flexibility		√	√
3-year median NTM EV/EBITDA			~11.5x

Source: Bloomberg, company filings, IBES median estimates; market data as of March 18, 2022. SMID-Cap Industrial Technology group includes ESCO Technologies, Brady Corporation, Helios Technologies, Altra Industrial Motion, and Gates Industrial.
* For peer company groups, Free Cash Flow conversion calculated as (EBITDA - Capex) / EBITDA. Value shown is the median for each peer group using 2022 consensus forecasts. For Crane NXT, please see Non-GAAP Explanation for details.
** For peer company groups, Adjusted EBITDA margin is the median of 2022 consensus forecasts. For Crane NXT, Adjusted EBITDA margin reflects 2022 guidance after ~$40 million of expected post-separation corporate costs; please see Non-GAAP Explanation for details.

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CRANE NXT

MIXED ALIGNMENT WITH TECH-PAYMENT/AUTHENTICATION

	CRANE NXT	SMID-CAP INDUSTRIAL TECHNOLOGY	TECH-ENABLED PAYMENT AND AUTHENTICATION
Free cash flow conversion*	~94%	86%	81%
2022 Adjusted EBITDA margin**	28% less corporate expense ~25%	~20%	~23%
GDP+ growth	√	√	√√
Substantial recurring revenue	√	√	√
Proven M&A ability	√	√	√
Competitive dividend	√	Variable	Variable
Strong balance sheet flexibility	√	√	√
3-year median NTM EV/EBITDA		~11.5x	~14.5x

Source: Bloomberg, company filings, IBES median estimates; market data as of March 18, 2022. SMID-Cap Industrial Technology group includes ESCO Technologies, Brady Corporation, Helios Technologies, Altra Industrial Motion, and Gates Industrial. Tech-enabled payment and authentication group includes Worldline, CCL Industries, Global Payments, Cantaloupe, and Nayax; Cantaloupe and Nayax excluded from certain metrics where data was unavailable or not meaningful.

* For peer company groups, Free Cash Flow conversion calculated as (EBITDA - Capex) / EBITDA. Value shown is the median for each peer group using 2022 consensus forecasts. For Crane NXT, please see Non-GAAP Explanation for details.

** For peer company groups, Adjusted EBITDA margin is the median of 2022 consensus forecasts. For Crane NXT, Adjusted EBITDA margin reflects 2022 guidance after ~$40 million of expected post-separation corporate costs; please see Non-GAAP Explanation for details.

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CRANE NXT

MINIMAL SIMILARITY TO TRADITIONAL PAYMENT PEERS

	CRANE NXT	SMID-CAP INDUSTRIAL TECHNOLOGY	TECH-ENABLED PAYMENT AND AUTHENTICATION	"TRADITIONAL" PAYMENT
Free cash flow conversion*	~94%	86%	81%	77%
2022 Adjusted EBITDA margin** (28% less corporate expense)	~25%	~20%	~23%	~16%
GDP+ growth	√	√	√√	X
Substantial recurring revenue	√	√	√	√
Proven M&A ability	√	√	√	Variable
Competitive dividend	√	Variable	Variable	X
Strong balance sheet flexibility	√	√	√	X
3-year median NTM EV/EBITDA		~11.5x	~14.5x	~6.5x

Source: Bloomberg, company filings, IBES median estimates; market data as of March 18, 2022. SMID-Cap Industrial Technology group includes ESCO Technologies, Brady Corporation, Helios Technologies, Altra Industrial Motion, and Gates Industrial. Tech-enabled payment and authentication group includes Worldline, CCL Industries, Global Payments, Cantaloupe, and Nayax; Cantaloupe and Nayax excluded from certain metrics where data was unavailable or not meaningful. "Traditional" payment group includes NCR, Diebold Nixdorf, and De La Rue.

* For peer company groups, Free Cash Flow conversion calculated as (EBITDA - Capex) / EBITDA. Value shown is the median for each peer group using 2022 consensus forecasts. For Crane NXT, please see Non-GAAP Explanation for details.

** For peer company groups, Adjusted EBITDA margin is the median of 2022 consensus forecasts. For Crane NXT, Adjusted EBITDA margin reflects 2022 guidance after ~$40 million of expected post-separation corporate costs; please see Non-GAAP Explanation for details.

67

CRANE NXT

BEST-IN-CLASS FINANCIAL PROFILE MERITS PREMIUM VALUATION 28% pre-corporate 40%+ of sales 4-6% core Adjusted EBITDA are recurring sales growth margin* (2022G) Strong Free Cash Robust Substantial Flow conversion capital return M&A opportunity Strong financial profile consistent with mid-cap industrial technology peers 68 * Please see Non-GAAP Explanation for details.

CRANE NXT OVERVIEW Kurt Gallo Senior Vice President, Crane Co.

STRONG AND BALANCED BUSINESS PROFILE 2021 Sales 2021 Geographic Exposure Emerging Markets 24% 40% Developed 7% Asia-Pacific 59% 60% 10% Western U.S. / Canada Europe 70

STRONG BASE OF STABLE RECURRING REVENUE Currency Contracts Connectivity Services Recurring Revenue 40% Service Contracts Parts Replacement 71

SECULAR DRIVERS FOR BOTH CURRENCY AND PAYMENT Cash and Brand Security Labor / Wage Dynamics Growth Platform Revenue 60% Global Cash Circulation Demand for Productivity 72

CBS FULLY INGRAINED & DRIVING RESULTS Operating Profit Productivity The Driver Improvement Improvement 67% 63% Kaizens 2019 2021 2019 2021 175 CBS Tool Champions Space Reduction 46% 151 20% 2019 2021 Cadence Rigor 2019 2021 2019 2021 Discipline 73

LONG TRACK-RECORD OF SUCCESSFUL ACQUISITIONS Future M&A Options • Service network • Payment systems • Authentication • SASS Model • Connectivity • Digital Payments 1985 1997 1999 2000 2006 2010 2013 2017 2018 2020 Numerous potential directions for additional growth via M&A 74

CRANE PAYMENT INNOVATIONS (CPI)

FOUR SOLID PLATFORMS FOR GROWTH Service Solutions OEM Solutions Sy System stem S Solutions olutions Connectivity Solutions Market Size: $1.3 B Market Market S Size: ize: $1.5 $1.3 B B Market Size: $500 M Market Size: $750 M Each solution serves all five primary vertical markets: retail, gaming, transportation, financial services, and vending 76

DIFFERENTIATED TECHNOLOGY PROVIDES BEST LEVEL OF PROTECTION IN THE PAYMENT MARKET Infra-red Optical Capacitive Ultra Violet Magnetic Planar Multi Helmholtz Array coils Frequency 77

EXPANDING ADDRESSABLE MARKET WITH CONNECTED AND CASHLESS SOLUTIONS EV Charging Service Payment Smart Cooler Vending All-in-One Cashless Reader/Telemeter 78

CONNECTED SOLUTIONS ACROSS VERTICALS PROVIDES INFORMATION TO DRIVE PRODUCTIVITY Peoria County Cook County Montgomery County Champaign County 79

OUR SOLUTIONS ADDRESS RETAILERS’ CRITICAL NEEDS Technology is expected to double store profitability* Payment automation improves customer experience and drives productivity *Source: https://www.mckinsey.com/featured-insights/the-next-normal/shopping 80

LABOR AND WAGE TRENDS DRIVING NEW DEMAND FOR RETAIL AUTOMATION Standardized and Custom Self Check-out Solutions Coin Redemption Kiosk Solutions Enhancing customer experience and delivering operator productivity 81

RETAIL AUTOMATION PENETRATING NEW MARKETS Kelly Williamson Convenience Store European Bakery Strong, proven ROI supports further growth for automation solutions 82

PROVIDING THE FULLY CONNECTED ENVIRONMENT THAT CUSTOMERS INCREASINGLY REQUIRE Back Office Data Analytics Processing Management Systems Consumer Facing Processes 83

EXTENSIVE FIELD SERVICE OPPORTUNITIES Preventive Break / Fix Maintenance Note Counter Teller Cash Recyclers Spare Predictive Parts Analytics Smart Safes Crypto Kiosks 450+ person strong field service organization provides significant opportunities for growth beyond captive products 84

CRANE CURRENCY Sam Keayes President, Crane Currency

ADVANCED TECHNOLOGY FOR BANKNOTE SECURITY Microscopic printed “icons” Each lens is approximately that are magnified by th the lens array 1/10 of a human hair C 140 microns Cross-section of Human Hair 86

FOUR CORE ELEMENTS OF CRANE CURRENCY BUSINESS MODEL UNDERPINNED BY PROPRIETARY TECHNOLOGY



Design Services



Paper Making



Micro Optic Technology


100
HUNDRE KRONER
100

Banknote Printing

87

ADDRESSABLE MARKET $3.5+ BILLION AND GROWING Banknote Printing Banknote Security Brand Authentication Market Size: $2 Billion Market Size: $400+ Million Market Size: $1.2+ Billion 88

NEW PRODUCTS INCREASING MARKETS AND EXPANDING ADDRESSABLE MARKET HIGH Stripe Multi-Color Rapid Rapid HD Motion Breeze New 2022 New 2021 New 2020 LOW LOW HIGH Price Micro-optic security technology for every banknote on any substrate 89 Value

DESIGN & TECHNOLOGY DRIVES INTERNATIONAL GROWTH Crane Banknote Market share Crane Banknote Market share ~5% ~12% 62 Denominations 145 Denominations 27 Countries, 2 Products 50 Countries, 5 Products 2017 2021 Adoption of crane’s micro-optics accelerated over last 10 years 90

SOLE-SOURCE SUPPLIER FOR U.S. CURRENCY SINCE 1879 Strong core recurring business 91

MULTIPLE DENOMINATIONS DUE FOR REDESIGN Significant upside potential from new series redesign 92

SUBSTANTIAL PRODUCT AUTHENTICATION OPPORTUNITY Product Authentication Market (~$4.5 billion) Wine & spirits, 4% Cosmetics & perfume, 2% Fuel, 5% Industrial & electronics, 9% Food, 25% Pharmaceuticals, 17% Luxury, apparel, personal care, 19% Tax stamps, 19% The market is demanding more intuitive visible effects in its security labels 93

CRANE NXT SUMMARY AND CONCLUSION • Combination of two incredibly strong platforms • 40% recurring revenue & strong secular growth drivers • Long-term core growth of 4% – 6% • Outstanding 28% pre-corporate Adjusted EBITDA margin (2022G)* • Strong free cash flow conversion • Robust funnel and M&A opportunities 95 * Excludes Special Items. Please see non-GAAP Financial Measures tables for details.

NUMEROUS ADDITIONAL OPPORTUNITIES FOR GROWTH $750 million market $4.5 billion market rd 3 Party Service Provider For Brand Authentication Payment Processing With Track and Trace $500 million market $250 million market Cashless Credit and Loyalty Data Analytics and Cash Usage For EV Chargers Patterns for Central Banks 96

Q&A

ANNUAL INVESTOR DAY March 30, 2022

CRANE CO. FINANCIAL OVERVIEW Jason Feldman Vice President, Investor Relations

TWO EXTREMELY WELL POSITIONED GROWTH PLATFORMS

CRANE

($ millions)	2022G
Sales	$1,905
Pre-corporate Adjusted EBITDA*	$350
% of sales	*18.4%*
Adjusted operating profit**	$312
% of sales	*16.4%*
Depreciation & Amortization	$38

Additional Financial Details

- Expected Corporate ~3% of sales at separation and then declining
- Expected annual capex 2%-2.5% of sales (~$45m)

2022G Adjusted Operating Profit**



40%
60%
Aerospace & Electronics
Process Flow Technologies



60%
40%
50%
50%
OE
Aftermarket
Short Cycle
Long Cycle

CRANE

* Please see Non-GAAP Explanation for details.

100

** Excludes Special Items. Please see non-GAAP Financial Measures tables for details.

TWO EXTREMELY WELL POSITIONED GROWTH PLATFORMS § Solid mid single-digit core sales growth § Strong operating leverage § Broad portfolio of mission-critical, highly engineered solutions − Products typically specified in highly regulated end markets − Differentiated technology supported by constituent R&D investment § Large and attractive markets with strong secular trends § Strong balance sheet supports flexible allocation policy § Deep pipeline of inorganic growth opportunities Expect double-digit core EPS growth with upside from capital deployment 101

HIGHLY ATTRACTIVE FINANCIAL AND BUSINESS PROFILE $1.9 billion ~40% aftermarket 4-6% core sales sales sales growth ~18.5% pre-corporate Substantial 35%-40% operating Adjusted EBITDA margin** M&A opportunity leverage* (2022G) Expect double-digit core EPS growth with upside from capital deployment * Operating leverage defined as the year-over-year change in adjusted operating profit divided by the year-over-year change in sales. ** Please see Non-GAAP Explanation for details. 102

STRONG CORE SALES GROWTH OUTLOOK Aerospace & Electronics Process Flow Technologies 7%-9% Core Sales Growth 3%-5% Core Sales Growth § Cyclical recovery of commercial A&E markets§ Accelerating NPD with new product vitality at record levels § Content already won on large defense programs ramping over next few years§ Secular trends supporting continued growth in Chemical, Pharma, Water and General Industrial markets § Sole-sourced content on all major aerospace platforms § Shifting portfolio with nearly 2/3 in high-growth end § Strong alignment with secular trends, most notably markets electrification Poised for accelerating growth given consistent, substantial investment in new products, technology and breakthrough innovation 103

HISTORY OF STRONG OPERATIONAL EXECUTION Adjusted Operating Margin* (Aerospace & Electronics and Process Flow Technologies) 200 bps of D&A 18.0% 17.8% 18.4% EBITDA 17.1% 16.4% 16.4% 16.0% 15.8% 15.6% 15.3% 15.2% 14.8% 14.3% 13.4% 13.0% 12.7% 12.6% 12.2% 10.8% 10.5% 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022G 35% to 40% operating leverage should drive substantial upside to margins** * Excludes Special Items. Please see non-GAAP Financial Measures tables for details. 104 ** Operating leverage defined as the year-over-year change in adjusted operating profit divided by the year-over-year change in sales.

WELL POSITIONED FOR M&A Aerospace & Electronics Process Flow Technologies Target Areas for M&A Target Areas for M&A § Chemical § Power Conversion § Pharmaceuticals/Aseptic § Condition and Position Sensing § Wastewater treatment § Pressure and Flow Measurement § Industrial Automation § Flow Management § Cryogenics/Liquid Hydrogen § Liquid Cooling Robust pipeline of bolt-ons, adjacencies and larger potential transactions 105

FINANCIAL PROFILE ALIGNED WITH PEERS

	Crane Co.	Peers
Long-term growth potential	MSD	MSD
2022 Adjusted EBITDA Margin*	~15.5% with substantial upside	~19%
2022 Free Cash Flow conversion**	~87%	~81%
2022 EV/EBITDA multiple		~15x

Strong financial profile and high-quality assets merits premium valuation

Source: Bloomberg, company filings, IBES median estimates, Company forecasts; market data as of March 18, 2022. Peers include Astronics, Curtiss-Wright, HEICO, Hexcel, Mercury Systems, Moog, TransDigm, Woodward, CIRCOR, Flowserve, Ingersoll Rand, ITT, Mueller Water Products, Pentair and Xylem.

* For peer company groups, Adjusted EBITDA margin is the median of 2022 consensus forecasts. For Crane Co., Adjusted EBITDA margin reflects 2022 guidance after ~$55 million of expected post-separation corporate costs; please see Non-GAAP Explanation for details.

** Free Cash Flow conversion calculated as (EBITDA - Capex) / EBITDA. Value shown is the median for peers using 2022 consensus forecasts, and Company guidance for Crane Co. Please see Non-GAAP Explanation for details.

106

CRANE

HIGHLY ATTRACTIVE FINANCIAL AND BUSINESS PROFILE $1.9 billion ~40% aftermarket 4-6% core sales sales sales growth ~18.5% pre-corporate Substantial 35%-40% operating Adjusted EBITDA margin** M&A opportunity leverage* (2022G) Expect double-digit core EPS growth with upside from capital deployment * Operating leverage defined as the year-over-year change in adjusted operating profit divided by the year-over-year change in sales. ** Please see Non-GAAP Explanation for details. 107

PROCESS FLOW TECHNOLOGIES Alex Alcala Senior Vice President, Crane Co.

PROCESS FLOW TECHNOLOGIES Results & Guidance Driving Growth Summary 109

STRONG AND IMPROVING GROWTH & MARGIN PROFILE Target Across-the-Cycle Metrics Repositioned Consistent Accelerating Outstanding 3%-5% business with share gains product operational Core ~2/3 in higher through innovation execution Growth growth markets commercial with accretive through excellence margins deployment of the Crane Business System +100bps Margin per Year 110

STRONG UNDERLINING DEMAND AND RECORD BACKLOG Process Flow Technologies Backlog ($ millions, FX-neutral) 380 340 300 260 220 180 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Backlog up 35% from 2019; Supply chain stable, but still constraining production 111

STRATEGICALLY REPOSITIONING PORTFOLIO Focus Growth Markets $999M Sales $1,197M Sales 10.9% Adjusted 14.8% Adjusted Operating Margin* Operating Margin* Pharma/Aseptic, 3% Pharma/Aseptic, 2% 3%-5% Water & Wastewater, 7% Water & Wastewater, 11% Core Growth CAGR Chemical,18% 5% CAGR Chemical, 28% Gen. Industrial, 19% Gen. Industrial, 21% Target Across-the-Cycle Non-Residential construction, 22% CAGR 2% Non-Residential Construction, 25% Services, 5% O&G, 10% CAGR O&G, 3% Services, 6% (-19%) Power, 5% Power, 2% 2016 2021 Intentional portfolio shift significantly increasing underlying core growth potential 112 * Excludes Special Items. Please see non-GAAP Financial Measures tables for details.

PROCESS FLOW TECHNOLOGIES Sustainability & Electronics Products supporting sustainable future Chemical and clean energy 113

PROCESS FLOW TECHNOLOGIES Sustainability & Electronics Products supporting sustainable future Chemical and clean energy Circular Economy Wastewater Reusing wastewater to support Circular economy 114

PROCESS FLOW TECHNOLOGIES Sustainability & Electronics Products supporting sustainable future Chemical and clean energy Circular Economy Wastewater Reusing wastewater to support Circular economy Quality of Life Growth in biologics, cell culture Pharma / Aseptic improving quality of life 115

PROCESS FLOW TECHNOLOGIES Sustainability & Electronics Products supporting sustainable future Chemical and clean energy Circular Economy Wastewater Reusing wastewater to support Circular economy Quality of Life Growth in biologics, cell culture Pharma / Aseptic improving quality of life Energy Efficiency and Maintenance Industrial Increasing energy efficiency and lowing maintenance costs 116

EXPECT ~100 BPS ANNUAL MARGIN IMPROVEMENT Operational and ~100 BPS average commercial per year improvements Accretive new products Volume leverage (market growth, share gains) 117

CONFIDENCE IN PATH TO HIGH-TEEN MARGINS Process Flow Technologies Sales ($ millions) and Adjusted Operating Margin (%)* 1,250 Sales Margins 1,200 15.5% 1,150 1,100 1,050 1,000 950 10.9% 900 850 800 2016 2017 2018 2019 2020 2021 2022G Focused on 100 BPS average annual margin improvement 118 * Excludes Special Items. Please see non-GAAP Financial Measures tables for details.

PROCESS FLOW TECHNOLOGIES Results & Guidance Driving Growth Summary 119

WE ARE WINNING IN OUR FOCUSED MARKETS BY ACCELERATING THE RATE OF INNOVATION… New Product Sales – Vitality* 25% Chemical 20% 20% Wastewater 15% 10% Pharma/Aseptic 4% 5% Industrial 0% 2018 2019 2020 2021 2022E 2023E 2024E 2025E Solving our customer’s toughest problems 120 * Vitality defined as the percentage of sales generated from new products introduced within the last three years; shown for Process Flow Technologies’ Process Solutions business.

…WHILE DRIVING COMMERCIAL AND OPERATIONAL EXCELLENCE Case Study Example CBS is Customer Centric Drives… Growth $39 $33 $31 $31 $29 $28 $26 $24 2014 2015 2016 2017 2018 2019 2020 2021 CBS Drives… Margin Expansion OP% 700+ Breakthrough Commercial 30% 28% 27% Kaizen Events Excellence Focus 23% 22% 20% 19% Operational 18% 1,300+ Expert Facilitators Excellence Focus 2014 2015 2016 2017 2018 2019 2020 2021 CBS Drives…Talent Development & Retention 14% 11% 10% 10% 8% 4% 4% 3% Turnover 2014 2015 2016 2017 2018 2019 2020 2021 121

WINING IN THE GROWING CHEMICAL SEGMENT… Clean Energy & Sustainable Products § Chemistry supporting clean energy § 28%+ global energy consumption by 2040 § Fuel cell market 20% CAGR through 2025 Electronics § 2022 semiconductor industry 10% growth § Artificial Intelligence (AI), Internet of Things (IoT) Electro mobility § 25% growth for battery materials until 2030 § Light weight, long-lasting, high-performance materials 122

…BY SOLVING AGGRESSIVE MEDIA CHALLENGES Severe Service Clean Energy & Sustainable Products Metal Seated Ball Valve § Chemistry supporting clean energy § 28%+ global energy consumption by 2040 50% Longer Life § Fuel cell market 20% CAGR through 2025 Next Generation Sleeved Plug Valve Electronics § 2022 semiconductor industry 10% growth 50% Lower Torque § Artificial Intelligence (AI), Internet of Things (IoT) FK-Triex® Triple Electro mobility Offset Valve § 25% growth for battery materials until 2030 § Light weight, long-lasting, high-performance 50% Lower Costs materials 123

GROWING ABOVE MARKET RATES IN WASTEWATER … Aging Infrastructure § Most wastewater treatment plants (WWTP) 50+ years old and close to end of designed lifespan § $55 billion for the modernization of water infrastructure in BIL* Tightening Regulations § Disposal costs increasing >5% annually § Stricter disposal regulations due to increasing contaminants in wastewater Circular Economy § $11 billion WWTP capital investment needed to support 61% reuse growth by 2025 § $1 billion for wastewater reuse projects in BIL* 124 * U.S. Bipartisan Infrastructure Law

…WITH BETTER SOLIDS HANDLING SOLUTIONS Aging Infrastructure Chopper Pump § Most wastewater treatment plants (WWTP) 50+ years old and close to end of designed lifespan Eliminates Clogging § $55 billion for the modernization of water infrastructure in BIL* Air-Filled Motor with Tightening Regulations Non-Clog Pump § Disposal costs increasing >5% annually Increased Energy § Stricter disposal regulations due to increasing Efficiency contaminants in wastewater Circular Economy Grinder Pump § $11 billion WWTP capital investment needed to support 61% reuse growth by 2025 Superior Solids Handling § $1 billion for wastewater reuse projects in BIL* 125 * U.S. Bipartisan Infrastructure Law

GAINING SHARE IN INDUSTRIAL… Increasing Energy Efficiency § Increasing focus on reducing carbon footprint § Growing importance of ESG Reducing OpEx § Reducing unplanned downtime which costs an estimated ~$50 billion each year § Reducing installation and maintenance costs Product Reliability § Increasing need for extended product lifetime § Need for reliable solutions with minimal maintenance 126

…DELIVERING EFFICIENCY, MAINTENANCE AND RELIABILITY Smart Positioner Increasing Energy Efficiency § Increasing focus on reducing carbon footprint best-in-class low air § Growing importance of ESG (energy) consumption Pressure Transducer Reducing OpEx § Reducing unplanned downtime which costs an estimated ~$50 billion each year Reduced Maintenance Costs § Reducing installation and maintenance costs Product Reliability Transmitter § Increasing need for extended product lifetime § Need for reliable solutions with minimal Extended Lifetime maintenance 127

WINNING IN GROWING PHARMA / ASEPTIC MARKET… Europe $10B North Projects China America +$2B vs $20B $16B PY Projects Projects +$1B vs PY +$7B vs PY India $6B +$1B vs Asia Pacific PY $9B +$3B vs PY § Growing number of rare and specialty diseases driving innovation § Aging population with improving access to healthcare § Growth in biologics, cell culture, personalized medicine 128

…THROUGH PRODUCT INNOVATION Europe Diaphragm Valve $10B North Projects China America 90% installation +$2B vs $20B cost savings $16B PY Projects Projects +$1B vs PY +$7B vs PY India $6B +$1B vs Asia Pacific Diaphragms PY $9B +$3B vs PY 3x Longer Life § Growing number of rare and specialty diseases driving innovation Hygienic Ball Valve § Aging population with improving access to healthcare 50% reduction in maintenance costs § Growth in biologics, cell culture, personalized medicine 129

POSITIONED FOR GROWTH IN THE HYDROGEN SPACE… Hydrogen Economy § 5 key uses of hydrogen: Power, Transportation, HVAC, Industrial, Feedstock § Declining H production cost will increase 2 adoption potential § 90 countries committed to Net Zero Targets; 30 Countries have released H roadmaps 2 Increasing Investments § 350+ projects globally, $500B+ investment through 2030 § $150B mature projects; announced production capacity increased 60% to 11M tons 130

…BY SOLVING RELIABILITY CHALLENGES Hydrogen Economy § 5 key uses of hydrogen: Power, Transportation, HVAC, Industrial, Feedstock Conversion of H 2 Distributed via § Declining H production cost will increase gas to… 2 adoption potential Liquid Hydrogen § 90 countries committed to Net Zero Targets; 30 Countries have released H roadmaps 2 Compressed Gas Hydrogen Increasing Investments § 350+ projects globally, $500+ billion Ammonia Hydrogen investment through 2030 § $150 billion of mature projects; announced production capacity increased 60% to 11 million tons 131 Valve Transmission & Distribution Production Portfolio

STRONG FOCUS ON INORGANIC GROWTH OPPORTUNITIES Number of Targets in Funnel Chemical Valves in corrosive, toxic media +63% Pharma / Aseptic Components in hygienic applications, Single Use Wastewater Treatment Solids handling, sludge management Industrial Automation Level, flow, pressure sensors Cryogenics / LH2 Applications Components used in LH2 process 2019 2022 Proven track record of successful acquisitions 132

PROCESS FLOW TECHNOLOGIES Results & Guidance Driving Growth Summary 133

SUMMARY Accelerating growth profile § Repositioned portfolio § New product development and commercial excellence Strong operating leverage Expect ~100 BPS average annual margin improvement Substantial opportunities for M&A

Q&A

AEROSPACE & ELECTRONICS John Higgs President, Crane Aerospace & Electronics

HIGH VISIBILITY TO LONG TERM GROWTH Crane A&E Sales Growth Actual 7% CAGR 9% CAGR $1,500 $1,300 $1,100 $900 $700 $500 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 Our positions on market leading platforms, continued new program wins, and technology investment will drive a 7%-9% Long term sales CAGR 137 $ Millions

LARGE AND GROWING END MARKETS Long-term market fundamentals are strong Commercial Defense Space 44,000 Aircraft $112 Billion New commercial deliveries 2021–2040 2022 DoD Research, Development, Test & Evaluation 4.0% CAGR $141 Billion Traffic growth (RPK) 2021–2040 Component Maintenance, Repair & Overhaul 2022 138 Source: Boeing Commercial Market Outlook and Department of Defense budget

STRONG NEAR-TERM OUTLOOK 2021 Sales Segment Sales 2018 2019 2020 2021 2022G Commercial Commercial 3% 5% (37%) 2% 16% Aftermarket 16% Defense 10% 12% 17% (7%) (1%) Military Aftermarket 10% Total OEM 7% 7% (16%) (3%) 8% OEM Commercial 36% Segment Sales 2018 2019 2020 2021 2022G OEM Military Commercial 12% 7% (42%) 12% 15% 38% Defense 3% 17% 15% (11%) (3%) Total Aftermarket 10% 10% (26%) 2% 8% Strong backlog & post-COVID market recovery driving growth in 2022 139

POSITIONED TO OUTGROW UNDERLYING MARKETS 140

CONTINUED INNOVATION AND R&D DRIVING GROWTH Bi-directional power High voltage DC smart High accuracy proximity conversion to support pumps for coolant and sensors to support more hybrid drivetrains fuel systems connected aircraft 141

DEEP AND STRONG CORE COMPETENCIES Core A&E Capabilities § Power conversion Power Solutions § EMI design and assembly § Condition and position sensing Sensing Systems § Pressure and flow measurement § Flow management Fluid & Thermal Management § Liquid cooling § System control algorithms Landing Systems § Electric and hydraulic actuation § High frequency signal processing Microwave Solutions § RF engineering 142

MULTIPLE HIGH-CONFIDENCE GROWTH DRIVERS 10 Year Market Growth ($M) $1,300 $1,100 $900 $700 Base Existing base business $500 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 143

MULTIPLE HIGH-CONFIDENCE GROWTH DRIVERS 10 Year Market Growth ($M) $1,300 $1,100 Core Expanding core $900 expansion $700 Base Existing base business $500 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 144

MULTIPLE HIGH-CONFIDENCE GROWTH DRIVERS 10 Year Market Growth ($M) $1,300 New New markets markets $1,100 Core Expanding core $900 expansion $700 Base Existing base business $500 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 145

BROAD-BASED COMMERCIAL AEROSPACE PRESENCE Boeing 737 MAX Airbus A320neo Boeing 787 Comac C919 Strong positions on nearly all high-volume production platforms 146

NUMEROUS NEXT-GENERATION AIRCRAFT OPPORTUNITIES High voltage DC “smart” pump Next generation lube and scavenge pump Already securing content on next-generation production platforms 147

WELL-POSITIONED IN DEFENSE AND SPACE MARKETS NASA Mars Lockheed Perseverance Martin F-35 rover Lower Tier Air and Missile Defense TPY-4 Radar Sensor (LTAMDS) Strong positions on numerous high-volume production platforms 148

JUST A FEW OF OUR MOST RECENT WINS… High reliability – high accuracy US Air Force upgrade of F-16 Power conversion for NASA pressure sensors for engine landing gear braking system Artemis control § Leverage Crane’s silicon on sapphire § Utilize Crane’s proven anti-skid brake § Crane’s proven high reliability DC/DC pressure sensor system design power converters § Supporting multiple engine models§ Upgrade existing fleet of over 1,000 § Estimated launch in 2024 aircraft Continue to grow base business with new-program wins 149

KEY TARGET OPPORTUNITIES FOR FURTHER SHARE GAINS Low Earth Orbit (LEO) Satellite Urban eVTOL Networks Alternative Electric / Hybrid Propulsion Military Vehicles Aircraft Technology roadmaps aligned with major areas of expected market growth 150

CONTINUING TO INVEST FOR THE FUTURE § Pioneering advanced power conversion Empowering an efficient & sustainable § Modular motor controls suite “Electric World” § Thermal management systems 151

CONTINUING TO INVEST FOR THE FUTURE § Pioneering advanced power conversion Empowering an efficient & sustainable § Modular motor controls suite “Electric World” § Thermal management systems § Micro-multifunction modules for LEO constellations Enabling space exploration § Modular hybrid power converters & a more connected world § Cutting-edge integrated microwave assembly 152

CONTINUING TO INVEST FOR THE FUTURE § Pioneering advanced power conversion Empowering an efficient & sustainable § Modular motor controls suite “Electric World” § Thermal management systems § Micro-multifunction modules for LEO constellations Enabling space exploration § Modular hybrid power converters & a more connected world § Cutting-edge integrated microwave assembly § Long-range wireless solutions Supporting automation in a “Smart Systems” world § High-accuracy sensors 153

THERMAL MANAGEMENT OPPORTUNITIES Leverage historical success and core capabilities to enter new markets Increasing electrical systems require liquid cooling Addressable market growing 37% 2022 – 2031 154

POWER CONVERSION OPPORTUNITIES

Leverage current broad-based offerings and capabilities to enter new markets

Current demand for high power electronic warfare and LEO satellite constellations

Developing high power systems for future defense ground vehicles

Created standard products for advanced air mobility & eVTOL


Military
Ground Vehicles
Commercial
Aircraft
eVTOL
Satellites
mW
Milliwatts to Megawatts
MW



5 Watts
1" X 1" X ½"
~15 grams



250 KW
4' X 4' X 4'
~1 ton

CRANE

155

SENSING OPPORTUNITIES Extended long-range wireless facilitates increased data usage and reduce wiring weight Future engine applications demand increased accuracy and reliability Advanced sensing to address alternative fuel developments 156

HIGH VISIBILITY TO LONG TERM GROWTH Crane A&E Sales Growth Actual 7% CAGR 9% CAGR $1,500 $1,300 $1,100 $900 $700 $500 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 Our positions on market leading platforms, continued new program wins, and technology investment will drive a 7%-9% Long term sales CAGR 157 $ Millions

GROWTH THROUGH ADJACENCIES Organic Core A&E Capabilities § Power conversion § EMI design and assembly § Condition and position sensing § Pressure and flow measurement § Flow management Adjacencies § Liquid cooling Acquisition § System control algorithms § Electric and hydraulic actuation § High frequency signal processing § RF engineering 158

INVESTING IN CONTINUOUS IMPROVEMENT Leveraging Crane Business System to drive efficiencies 5.2% sales per head improvement in 2022 111 Kaizens in 2021 27 new Kaizen (34% annual increase) tool champions 159

WELL POSITIONED FOR PROFITABLE LONG-TERM GROWTH § Differentiated and best-in-class technology in large, growing markets § Extremely strong position on existing high-volume platforms § Technology roadmap positions us well for next- generation aircraft, engines and defense systems § Crane Business System driving both productivity and growth § Confident in 7% to 9% sales CAGR 160

Q&A

NON-GAAP INFORMATION MARCH 30, 2022

NON-GAAP EXPLANATION (1/3) Crane Co. reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This presentation includes certain non-GAAP financial measures, including adjusted operating profit, adjusted operating margin, adjusted EPS, Free Cash Flow, Free Cash Flow Conversion, Adjusted EBITDA, pre-corporate Adjusted EBITDA, Adjusted EBITDA margin, and pre-corporate Adjusted EBITDA margin, that are not prepared in accordance with GAAP. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. We believe that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Crane Co. prior to the proposed separation, and about Crane Co. and Crane NXT after the proposed separation transaction. Our management uses certain forward looking non-GAAP measures to evaluate projected financial and operating results. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures diﬀerently, or may use other measures to calculate their financial performance, and therefore our non-GAAP measures may not be directly comparable to similarly titled measures of other companies. Reconciliations of certain forward-looking and projected non-GAAP measures for post-separation Crane Co. and Crane NXT, including Adjusted EBITDA, pre- corporate Adjusted EBITDA, Adjusted EBITDA margin, pre-corporate Adjusted EBITDA margin, and Free Cash Flow Conversion, to the closest corresponding GAAP measure are not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, which could have a potentially significant impact on our future GAAP results. For post-separation Crane Co. and Crane NXT, these forward looking and projected non-GAAP measures are calculated as follows: § “Adjusted EBITDA” is calculated as earnings before interest, tax, depreciation and amortization expenses, before Special Items which include transaction related expenses such as tax charges, professional fees and incremental corporate costs related to the proposed separation and other potential corporate transactions. § “pre-corporate Adjusted EBITDA” is calculated as Adjusted EBITDA before corporate overhead expense which includes director compensation, securities laws compliance costs, audit and professional fees, and other public company costs. § “Adjusted EBITDA margin” is calculated as Adjusted EBITDA divided by sales. § “pre-corporate Adjusted EBITDA margin” is calculated as pre-corporate Adjusted EBITDA divided by sales. § “Free Cash Flow Conversion” is calculated as (Adjusted EBITDA minus capital expenditures) divided by Adjusted EBITDA. 164

NON-GAAP EXPLANATION (2/3) We believe that each of the following non-GAAP measures provides useful information to investors regarding the Company’s financial conditions and operations: § “Net Sales before Special Items” adds back to Net Sales the deferred revenue related to performance obligations which were assumed by Crane as part of its acquisition of Cummins-Allison on December 31, 2019. In accordance with ASC 805, Business Combinations, the company remeasured this liability based on the cost to fulfill the obligations plus a normal profit margin. The valuation of deferred revenue was based on the timeline over which the deferred revenue was anticipated to be earned, or one year. We believe that using this non-GAAP financial measure provided an important perspective on the historical baseline revenue of the recently acquired business, and that baseline was helpful to investors in their forecasting of future revenue. § Operating Profit before Special Items (“Adjusted Operating Profit”) and Operating Margin before Special Items (“Adjusted Operating Margin”) add back to Operating Profit items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the interpretation of the Company’s underlying earnings and operational performance. These items include income and expense such as: Acquisition-related deferred revenue, Acquisition-related and integration charges, Transaction related expenses, Repositioning related (gains) charges, and Asbestos and environmental provisions. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that is complementary to GAAP metrics. § Net income attributable to common shareholders before special items (“Adjusted Net Income”) and Adjusted Earnings per Diluted Share (“Adjusted EPS”) exclude items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the presentation of the Company’s underlying earnings and operational performance. These measures include income and expense items that impacted Operating Profit such as: Acquisition-related deferred revenue, Acquisition-related and integration charges, Transaction related expenses, Repositioning related (gains) charges, and Asbestos and environmental provisions. Additionally, these non-GAAP financial measures exclude income and expense items that impacted Net Income and Earnings per Diluted Share such as: Pension Curtailments and Settlements, gain on the sale of property, realized gain on marketable securities, impact of non-cash pension cost adjustment, and deconsolidation of joint venture. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that is complementary to GAAP metrics. § “Free cash flow” provides supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of free cash flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company’s long-term debt. 165

NON-GAAP EXPLANATION (3/3) § “Free cash flow conversion” provides investors with a measure to evaluate the quality of certain other non-GAAP measures, particularly Adjusted Net Income and Adjusted EPS, by comparing those non-GAAP measures to cash from operations less capital expenditures. This comparison, particularly over multiple time periods, helps investors assess whether non-GAAP measures of earnings and profitability are consistent with the underlying ability of the Company to generate liquidity from its operating activities. § “Adjusted EBITDA,” “Moody’s Adjusted EBITDA,” “Net Debt-to-Adjusted EBITDA,” and “Moody’s Adjusted Debt to Moody’s Adjusted EBITDA” are useful to investors in assessing the Company’s liabilities relative to its underlying profitability. These measures of financial leverage are of particular importance because they are used by credit rating agencies and lenders to assess the Company’s credit worthiness which can influence the Company’s cost and availability of financing, and they are used by Management in capital allocation decisions. We believe that certain other non-GAAP measures provides useful information to investors in their evaluation of the prospects and valuation for post-separation Crane Co. and Crane NXT: § “Pre-corporate Adjusted EBITDA” and “Pre-corporate Adjusted EBITDA margin” provide useful supplemental information to investors about Crane Co. and Crane NXT after the proposed separation transaction by presenting a prospective view of each post-separation company’s underlying profitability that is not influenced by: depreciation and amortization related to historical acquisition and capital investment activity, and which may not be representative of future levels of capital investment and acquisition activity post-separation; corporate costs which will be influenced by the corporate structure of each post-separation company that will be determined by management teams and Boards of Directors that have not yet been fully established; and, Special Items primarily related to separation transaction costs that are not related to the underlying and ongoing operations of the post-separation company’s businesses. § Adjusted EBITDA” and “Adjusted EBITDA margin” provide useful supplemental information to investors about Crane Co. and Crane NXT after the proposed separation transaction by presenting a prospective view of each post-separation company’s underlying profitability that is not influenced by: depreciation and amortization related to historical acquisition and capital investment activity, and which may not be representative of future levels of capital investment and acquisition activity post-separation; and, Special Items primarily related to separation transaction costs that are not related to the underlying and ongoing operations of the post-separation company’s businesses. § “Free Cash Flow Conversion” provides useful supplemental information to investors about Crane Co. and Crane NXT after the proposed separation transaction by presenting a measure of capital intensity that can easily be compared to other peer companies. This presentation does not constitute an offer to sell, or a solicitation of an offer to buy, securities for sale. 166

NON-GAAP FINANCIAL MEASURES (SEGMENT DATA 1/2)

(in $ Millions)	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022G*
Process Flow Technologies																				
Net Sales	811	924	1,031	1,093	1,235	1,259	1,110	1,093	1,230	1,289	1,289	1,264	1,091	999	1,043	1,102	1,117	1,006	1,197	1,212
Operating Profit	48	58	84	117	168	168	126	127	156	160	193	172	116	109	102	119	132	98	183	186
Transaction related costs	-	-	-	-	-	-	-	-	-	-	-	-	-	-	3	-	1	6	0	0
Repositioning related (gains) charges, net	-	-	-	-	(19)	7	5	3	-	13	-	15	10	-	10	10	19	11	(6)	3
Operating Profit before Special Items	48	58	84	117	149	175	131	130	156	173	193	187	126	109	115	129	152	115	177	188
Operating Margin before Special Items	***5.9%***	***6.3%***	***8.1%***	***10.7%***	***12.1%***	***13.9%***	***11.8%***	***11.9%***	***12.7%***	***13.4%***	***15.0%***	***14.8%***	***11.6%***	***10.9%***	***11.1%***	***11.7%***	***13.6%***	***11.4%***	***14.8%***	***15.5%***
Aerospace & Electronics																				
Net Sales	429	497	537	566	629	639	590	577	678	701	694	696	691	746	691	744	799	651	638	693
Claim Settlement	-	-	-	-	-	-	(19)	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Sales before Special Items	429	497	537	566	629	639	571	577	678	701	694	696	691	746	691	744	799	651	638	693
Operating Profit	96	91	85	99	86	54	96	109	146	156	160	138	145	150	160	164	189	101	110	124
Claim Settlement	-	-	-	-	-	-	(16)	-	-	-	-	-	-	-	-	-	-	-	-	-
Repositioning related (gains) charges, net	-	-	-	-	-	2	3	-	-	-	-	8	-	-	(10)	1	4	7	-	-
Other	-	-	-	-	-	-	-	-	-	*(3)*	-	*1*	-	-	-	-	-	-	-	-
Operating Profit before Special Items	*96*	*91*	*85*	*99*	*86*	*56*	*83*	*109*	*146*	*153*	*160*	*147*	*145*	*150*	*151*	*165*	*193*	*107*	*110*	*124*
Operating Margin before Special Items	***22.4%***	***18.3%***	***15.8%***	***17.5%***	***13.7%***	***8.8%***	***14.5%***	***18.9%***	***21.5%***	***21.8%***	***23.1%***	***21.1%***	***21.0%***	***20.1%***	***21.8%***	***22.2%***	***24.1%***	***16.5%***	***17.2%***	***18.0%***
Payment & Merchandising Technologies																				
Net Sales	155	169	166	258	388	402	293	298	374	372	381	712	703	746	777	1,257	1,158	1,105	1,345	1,395
Acquisition-related Deferred Revenue**	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	10	-	-
Net Sales before Special Items	155	169	166	258	388	402	293	298	374	372	381	712	703	746	777	1,257	1,158	1,115	1,345	1,395
Operating Profit	3	10	13	18	40	32	21	17	30	34	35	67	96	134	146	186	177	101	308	307
Repositioning related (gains) charges, net	-	-	-	-	-	13	(3)	3	-	4	-	10	(1)	-	12	4	8	20	(4)	-
Acquisition-related items	-	-	-	-	-	-	-	1	-	-	6	13	7	-	1	28	2	17	-	-
Other	-	-	-	-	-	-	-	-	-	-	-	-	4	-	-	-	-	-	-	-
Operating Profit before Special Items	3	10	13	18	40	45	18	21	30	38	41	91	106	134	159	218	187	137	304	307
Operating Margin before Special Items	***1.8%***	***5.9%***	***7.8%***	***7.0%***	***10.3%***	***11.2%***	***6.1%***	***7.0%***	***8.0%***	***10.1%***	***10.7%***	***12.8%***	***15.1%***	***17.9%***	***20.5%***	***17.4%***	***16.2%***	***12.3%***	***22.6%***	***22.0%***

CRANE

167

NON-GAAP FINANCIAL MEASURES (SEGMENT DATA 2/2)

(in $ Millions)	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022G*
Engineered Materials***																				
Net Sales	240	276	305	309	331	255	172	212	220	217	232	253	255	257	275	243	209	176		
Operating Profit	48	54	63	50	58	4	20	30	30	25	34	36	48	49	50	38	27	23		
Repositioning related costs	-	-	-	-	-	19	-	-	-	4	-	-	-	-	-	-	-	1		
Operating Profit before Special Items	48	54	63	50	58	23	20	30	30	29	34	36	48	49	50	38	27	23		
Operating Margin before Special Items	***20.0%***	***19.6%***	***20.7%***	***16.2%***	***17.5%***	***9.0%***	***11.6%***	***14.3%***	***13.6%***	***13.6%***	***14.8%***	***14.3%***	***19.0%***	***19.1%***	***18.0%***	***15.5%***	***12.9%***	***13.3%***		
Corporate Office																				
Corporate expense	(26)	(376)	(32)	(36)	(461)	(63)	(56)	(49)	(330)	(62)	(76)	(113)	(49)	(255)	(69)	(66)	(315)	(59)	(98)	(83)
Asbestos provision	-	308	-	-	390	-	-	-	242	-	-	-	-	192	-	-	229	-	-	-
Environmental provision	-	40	-	(5)	19	24	-	-	30	-	-	56	-	-	-	-	19	-	-	-
Lawsuit settlement	-	-	-	-	8	-	7	-	-	-	-	7	-	5	-	-	-	-	-	-
Transaction related expenses	-	-	-	-	-	-	-	-	-	4	21	1	-	-	4	-	2	-	8	8
Repositioning related costs and other	-	-	-	-	-	-	-	-	-	-	-	-	2	-	-	-	-	-		-
Corporate expense before Special Items****	***(26)***	***(28)***	***(32)***	***(41)***	***(44)***	***(39)***	***(49)***	***(49)***	***(58)***	***(58)***	***(55)***	***(49)***	***(47)***	***(57)***	***(65)***	***(66)***	***(65)***	***(59)***	***(90)***	***(75)***
Aggregate of Process Flow Technologies, Aerospace & Electronics, Payment & Merchandising Technologies, and Corporate Office (excluding Engineered Materials)																				
Net Sales before Special Items		1,590	1,734	1,917	2,252	2,300	1,974	1,968	2,282	2,362	2,364	2,672	2,485	2,491	2,511	3,102	3,074	2,772	3,180	3,300
Operating Profit before Special Items		131	150	193	231	237	183	211	273	305	339	376	331	336	360	447	466	300	501	545
Operating Margin before Special Items		***8.2%***	***8.7%***	***10.1%***	***10.3%***	***10.3%***	***9.3%***	***10.7%***	***12.0%***	***12.9%***	***14.3%***	***14.1%***	***13.3%***	***13.5%***	***14.3%***	***14.4%***	***15.2%***	***10.8%***	***15.8%***	***16.5%***

* Reflects midpoint of guidance range. Segment level guidance unchanged compared to original guidance provided concurrent w ith Q4 2021 earnings release on January 24, 2022.

** Acquisition-related revenue is revenue reflected as preacquisition deferred revenue that w ould otherw ise have been recognized but for the purchase accounting treatment of acquisitions.

*** On May 24, 2021, Crane announced that it had signed an agreement to divest its Engineered Materials segment and it w as classified as discontinued operations in Q2 2021; that sale is pending, subject to customary closing conditions and regulatory approvals. On March 17, 2022, the Department of Justice (DOJ) filed a complaint to enjoin that sale transaction. In the normal course, Crane expects to engage in a process to address the DOJ's antitrust concerns regarding a minor overlap in a narrow range of material used in certain commercial building applications.

**** This forecast of 2022 Corporate expense before Special Items excludes Special Items identified above. How ever, additional Special Items related to the proposed separation transaction are expected, but not reasonably estimable at this time, and are likely to include (but are not limited to) potential tax charges, professional fees, and incremental corporate costs, any of w hich could have a potentially significant impact on our future GAAP results.

Note: Operating Margins before Special Items prior to 2010 do not reflect the pension accounting change made in 2018 in accordance w ith ASU 2017-07

Totals may not sum due to rounding

CRANE

168

NON-GAAP FINANCIAL MEASURES (ADJUSTED EPS*)

(in $ millions, except per share data)	**2010**	**2011**	**2012**	**2013**	**2014**	**2015**	**2016**	**2017**	**2018**	**2019**	**2020**	**2021**	**2022G****
Net Sales	2,179	2,500	2,579	2,595	2,925	2,741	2,748	2,786	3,346	3,283	2,761	3,180	3,300
Acquisition-related Deferred Revenue***	-	-	-	-	-	-	-	-	-	-	10	-	-
Net Sales before Special Items	2,179	2,500	2,579	2,595	2,925	2,741	2,748	2,786	3,346	3,283	2,772	3,180	3,300
Operating Profit	236	31	317	346	300	356	187	388	441	210	240	502	534
Operating Margin	*10.8%*	*1.3%*	*12.3%*	*13.3%*	*10.3%*	*13.0%*	*6.8%*	*13.9%*	*13.2%*	*6.4%*	*8.7%*	*15.8%*	*16.2%*
Special Items Impacting Operating Profit													
Acquisition-related costs	1	-	4	27	25	7	-	8	29	5	13	-	-
Acquisition-related deferred revenue**	-	-	-	-	-	-	-	-	-	-	10	-	-
Repositioning related (gains) charges, net	7	-	21	-	23	12	-	13	15	30	37	(10)	3
Asbestos provision	-	242	-	-	0	-	192	-	-	229	-	-	-
Lawsuit settlement charges	-	-	-	-	7	-	5	-	-	-	-	-	-
Other	-	-	-	-	-	4	-	-	-	0	-	8	8
Environmental provision	-	30	-	-	56	-	-	-	-	19	-	-	-
Operating Profit before Special Items	244	303	341	373	410	379	384	409	485	494	300	501	545
Operating Margin before Special Items	*11.2%*	*12.1%*	*13.2%*	*14.4%*	*14.0%*	*13.8%*	*14.0%*	*14.7%*	*14.5%*	*15.0%*	*10.8%*	*15.8%*	*16.5%*
Net Income Attributable to Common Shareholders	154	26	217	220	193	229	123	172	336	133	163	394	402
Earnings Per Diluted Share (EPS)	*$2.59*	*$0.44*	*$3.72*	*$3.73*	*$3.23*	*$3.89*	*$2.07*	*$2.84*	*$5.50*	*$2.20*	*$2.77*	*$6.66*	*$7.05*
Special Items impacting Net Income Attributable to Common Shareholders:													
Acquisition-related costs - net of tax	1	-	4	26	17	5	-	7	24	4	10	-	-
Acquisition-related deferred revenue - net of tax***	-	-	-	-	-	-	-	-	-	-	8	-	-
Repositioning related (gains) charges, net - net of tax	4	-	17	-	18	9	-	8	11	26	28	(9)	2
Asbestos provision - net of tax	-	157	-	-	-	-	125	-	-	181	-	-	-
Lawsuit settlement charges - net of tax	-	-	-	-	4	-	3	-	-	-	-	-	-
Environmental provision - net of tax	-	20	-	-	36	-	-	-	-	15	-	-	-
Impact of non-cash Pension cost adjustment - net of tax	-	-	-	-	-	-	-	-	-	6	-	-	-
Loss (Gain) on business divestitures - net of tax	-	-	(19)	-	1	-	-	-	-	-	-	(5)	-
Other - net of tax	(6)	-	-	-	(4)	-	-	-	-	0	(1)	7	7
Impact of Tax Law Change	-	-	-	-	-	-	-	87	(6)	-	-	-	-
Net Income Attributable to Common Shareholders before Special Items	154	203	218	246	265	243	251	274	365	365	208	388	410
Adjusted Earnings Per Diluted Share (Adjusted EPS)	*$2.59*	*$3.43*	*$3.75*	*$4.18*	*$4.45*	*$4.13*	*$4.23*	*$4.53*	*$5.99*	*$6.02*	*$3.53*	*$6.55*	*$7.20*

* 2020, 2021 and 2022G are presented on a Continuing Operations basis.

** 2022G reflects midpoint of guidance range. This forecast of 2022 Adjusted EPS excludes Special Items identified above. How ever, additional Special Items related to the proposed separation transaction are expected, but not reasonably estimable at this time, and are likely to include (but are not limited to) potential tax charges, professional fees, and incremental corporate costs, any of w hich could have a potentially significant impact on our future GAAP results.

*** Acquisition-related revenue is revenue reflected as preacquisition deferred revenue that w ould otherw ise be recognized but for the purchase accounting treatment of acquisitions.

Totals may not sum due to rounding

169

CRANE

NON-GAAP FINANCIAL MEASURES (FREE CASH FLOW*)

(in $ millions)	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022G**	2010-2015 Average	2016-2022G Average
Cash provided from operations	134	150	235	239	264	229	318	318	414	394	284	467	430		
Capital expenditures	(21)	(35)	(29)	(29)	(44)	(40)	(51)	(49)	(109)	(69)	(33)	(52)	(60)		
Free Cash Flow	**113**	**115**	**205**	**210**	**220**	**189**	**267**	**269**	**305**	**325**	**251**	**415**	**370**		
Asbestos-related payment, net of insurance recoveries	67	79	78	63	61	50	56	63	64	42	31	45	45		
Tax Rate	35%	35%	35%	35%	35%	35%	35%	35%	21%	21%	21%	21%	21%		
Payment for asbestos-related fees and costs, net of insurance recoveries and tax	43	52	51	41	40	33	36	41	50	33	25	35	36		
Free Cash Flow before payments for asbestos-related fees and costs, net of insurance recoveries and tax	**156**	**167**	**256**	**251**	**260**	**222**	**303**	**310**	**355**	**358**	**276**	**450**	**406**		
Free Cash Flow conversion															
Free Cash Flow	113	115	205	210	220	189	267	269	305	325	251	415	370		
Net income attributable to common shareholders***	154	203	218	246	265	243	251	274	365	365	208	388	410		
Free Cash Flow conversion	**73%**	**57%**	**94%**	**85%**	**83%**	**78%**	**106%**	**98%**	**84%**	**89%**	**121%**	**107%**	**90%**	**78%**	**99%**
Free Cash Flow conversion excluding Asbestos															
Free Cash Flow before payments for asbestos-related fees and costs, net of insurance recoveries and tax	156	167	256	251	260	222	303	310	355	358	276	450	406		
Net income attributable to common shareholders***	154	203	218	246	265	243	251	274	365	365	208	388	410		
Free Cash Flow conversion excluding Asbestos	**101%**	**82%**	**117%**	**102%**	**98%**	**92%**	**121%**	**113%**	**97%**	**98%**	**133%**	**116%**	**99%**	**99%**	**111%**

* 2020, 2021 and 2022G are presented on a Continuing Operations basis.

** Reflects midpoint of guidance range. This forecast of 2022 cash provided from operations and free cash flow does not include cash outflows related to the proposed separation transaction; such cash outflows are expected, but not reasonably estimable at this time, and are likely to include (but are not limited to) potential tax payments, professional fees, and incremental corporate costs, any of which could have a potentially significant impact on our future GAAP results.

*** Net Income for all periods is presented before Special Items.

Totals may not sum due to rounding

170

CRANE

NON-GAAP FINANCIAL MEASURES (EBITDA*)

(in $ millions)	2020	2021	2022G**
Net Sales	2,937	3,180	3,300
Acquisition-related Deferred Revenue***	10	0	0
Net Sales before Special Items	**2,947**	**3,180**	**3,300**
Net Income Attributable to Common Shareholders (GAAP)	181	394	398
Income tax expense	43	83	110
Interest expense, net	53	46	43
Miscellaneous, net	(15)	(20)	(17)
Operating Profit (GAAP)	**263**	**502**	**534**
Depreciation and amortization expense	128	120	123
EBITDA (Non-GAAP)	**390**	**622**	**657**
Percentage of Net Sales before Special Items	***13.2%***	***19.6%***	***19.9%***
Special Items impacting EBITDA			
Acquisition-related deferred revenue***	10	-	-
Acquisition-related and integration charges	13	-	-
Transaction related expenses	-	8	8
Repositioning related (gains) charges, net	37	(10)	3
Adjusted EBITDA (Non-GAAP)	**451**	**620**	**667**
Percentage of Net Sales before Special Items	***15.3%***	***19.5%***	***20.2%***

	2020	2021	2022G**
Moody's Adjusted EBITDA			
Adjusted EBITDA (Non-GAAP)	451	620	667
Moody's adjustments, net****	45	44	46
Moody's Adjusted EBITDA	**496**	**665**	**714**
Calculation of Net Debt and Net Debt-to-EBITDA Ratio			
Total debt	1,219	842	843
Less cash and equivalents	551	479	813
Net Debt	**668**	**364**	**31**
Adjusted EBITDA (Non-GAAP)	451	620	667
Net Debt-to-Adjusted EBITDA	**1.5x**	**0.6x**	**0.0x**
Calculation of Moody's Adjusted Debt and Moody's Adjusted Debt-to-EBITDA			
Total Debt	1,219	842	843
Moody's adjustments****	885	747	656
Moody's Adjusted Debt	**2,104**	**1,590**	**1,499**
Moody's Adjusted EBITDA	496	665	714
Moody's Adjusted Debt to Moody's Adjusted EBITDA	**4.2x**	**2.4x**	**2.1x**

* 2021 and 2022G are presented on a Continuing Operations basis.

** 2022G reflects midpoint of guidance range. This forecast of 2022 Adjusted EPS excludes Special Items identified above. However, additional Special Items related to the proposed separation transaction are expected, but not reasonably estimable at this time, and are likely to include (but are not limited to) potential tax charges, professional fees, and incremental corporate costs, any of which could have a potentially significant impact on our future GAAP results.

*** Acquisition-related revenue is revenue reflected as preacquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions.

**** Adjustments defined by Moody's Corporation for calculation of metrics used for analysis and determination of credit ratings. Adjustments to EBITDA primarily relate to leases, pension, and miscellaneous, net. Adjustments to debt primarily relate to leases, pension and asbestos liabilities.

Totals may not sum due to rounding

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CRANE